UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2019

Black Creek Industrial REIT IV Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-56032 (Commission File Number)	47-1592886 (IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor
Denver, CO 80202
(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.                                        Entry into a Material Definitive Agreement.

Black Creek Industrial REIT IV Inc. (the “Company”) recently had its Registration Statement on Form S-11 (File No. 333-229136) (the “Registration Statement”) declared effective by the Securities and Exchange Commission (the “SEC”). Pursuant to the Registration Statement the Company is making a second public offering (the “Follow-on Offering”) of up to $2,000,000,000 in shares of its common stock, including $500,000,000 of shares offered under the Company’s distribution reinvestment plan (the “DRIP”).

In connection with the Follow-on Offering, on September 5, 2019, the Company, BCI IV Advisors LLC (the “Advisor”) and Black Creek Capital Markets, LLC (the “Dealer Manager”) entered into a Dealer Manager Agreement (the “Dealer Manager Agreement”), pursuant to which the Dealer Manager was designated as the dealer manager for the Follow-on Offering.

Under the Dealer Manager Agreement, the Company has agreed to pay the Dealer Manager with respect to the Class T shares of the Company’s common stock (“Class T Shares”), a selling commission in the amount of up to 2.0% of the public offering price of the Class T Shares sold in the Primary Offering, plus a dealer manager fee in the amount of up to 2.5% of the public offering price of the Class T Shares sold in the primary offering, however such amounts may vary at certain dealers provided that the sum will not exceed 4.5% of the public offering price.

The Company will not pay any selling commissions or dealer manager fees with respect to Class W shares of its common stock (“Class W Shares”) and Class I shares of its common stock (“Class I Shares”).

Subject to Financial Industry Regulatory Authority limitations on underwriting compensation, with respect to each Class T Share and Class W Share, the Company agreed that it will pay to the Dealer Manager a distribution fee (the “Distribution Fee”), which accrues monthly and is calculated on outstanding Class T Shares and Class W Shares issued in the Primary Offering in an amount equal to 1.0% per annum and 0.50% per annum, respectively, of the net asset value (‘NAV”) per Class T Share or Class W Share, respectively.

The Company shall cease paying Distribution Fees to the Dealer Manager with respect to each Class T Share or Class W Share when it is no longer outstanding, including as a result of conversion to Class I Shares.  In addition, the Company shall cease paying distribution fees with respect to each Class T Share or Class W Share held within a stockholder’s account and such share shall automatically and without any action on the part of the holder thereof convert into a number of Class I Shares at the Applicable Conversion Rate (as defined below) on the earliest of:  (i) a listing of any shares of the Company’s common stock on a national securities exchange, (ii) the Company’s merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of its assets and (iii) the end of the month in which the Company, with the assistance of the Dealer Manager, determines that the total upfront selling commissions, upfront dealer manager fees and ongoing distribution fees paid with respect to all shares of such class held by such stockholder within such account (including shares purchased through the DRIP or received as stock dividends) equals or exceeds 8.5% of the aggregate purchase price of all shares of such class held by such stockholder within such account and purchased in the primary offering. As used above, the “Applicable Conversion Rate” means a ratio whereby the numerator is the most recently disclosed monthly NAV per share applicable to the class of shares being converted into Class I shares and the denominator is the most recently disclosed monthly NAV per Class I share. Because the Company currently expects to allocate ongoing distribution fee expenses to its Class T and Class W shares through their distributions, and not through their NAV per share, the Company currently expects the Applicable Conversion Rate to remain 1:1 for its Class T and Class W shares.

Pursuant to the Dealer Manager Agreement, the Company has agreed to indemnify the Dealer Manager and participating broker dealers and the Dealer Manager and participating broker dealers have agreed to severally indemnify the Company, its officers and its directors against certain damages, claims and liabilities in connection with the Follow-on Offering, including those arising under the Securities Act of 1933, as amended. The Dealer Manager Agreement may be terminated by any party (i) immediately upon notice to the other parties in the event that the non-terminating party shall have materially failed to comply with any of the material provisions of the Dealer Manager Agreement or if any of the representations, warranties, covenants or agreements of such party contained in the Dealer Manager Agreement shall not have been materially complied with or satisfied within the times specified in the Dealer Manager Agreement or (b) on 60 days’ written notice.

The preceding summary of the Dealer Manager Agreement does not purport to be complete and is qualified in its entirety by reference to the Dealer Manager Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

10.1            Dealer Manager Agreement by and among Black Creek Industrial REIT IV Inc., BCI IV Advisors LLC and Black Creek Capital Markets, LLC, dated as of September 5, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.

September 11, 2019	By:	/s/ THOMAS G. MCGONAGLE
		Name:	Thomas G. McGonagle
		Title:	Managing Director, Chief Financial Officer

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